UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 6, 2020
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At WEC Energy Group, Inc.’s 2020 Annual Meeting of Stockholders held on May 6, 2020, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Twelve Directors for Terms Expiring in 2021

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

Patricia W. Chadwick	231,075,853	6,534,638	1,073,343	37,629,675
Curt S. Culver	231,732,473	5,845,269	1,106,091	37,629,675
Danny L. Cunningham	235,497,224	2,043,203	1,143,407	37,629,675
William M. Farrow III	234,659,387	2,629,148	1,395,299	37,629,675
Thomas J. Fischer	227,664,891	9,892,457	1,126,486	37,629,675
J. Kevin Fletcher	233,690,459	4,035,161	958,214	37,629,675
Maria C. Green	235,799,378	1,791,079	1,093,377	37,629,675
Gale E. Klappa	223,973,467	13,641,969	1,068,398	37,629,675
Henry W. Knueppel	235,227,933	2,267,551	1,188,350	37,629,675
Thomas K. Lane	235,832,930	1,677,156	1,173,748	37,629,675
Ulice Payne, Jr.	227,738,471	9,867,949	1,077,414	37,629,675
Mary Ellen Stanek	232,359,682	5,279,689	1,044,463	37,629,675

Proposal 2 -- Advisory Vote to Approve Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
225,575,991	10,694,128	2,413,715	37,629,675

Proposal 3 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2020

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
270,685,156	4,477,861	1,150,492	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 8, 2020	William J. Guc, Vice President and Controller

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